                            ARTICLES SUPPLEMENTARY

                              to the Charter of

                          PANORAMA SERIES FUND, INC.

      Panorama  Series  Fund,  Inc.,  a  Maryland   corporation,   having  its
principal  office in  Baltimore  City,  Maryland  (the  "Corporation")  hereby certifies to the Maryland State  Department of  Assessments  and Taxation that pursuant  to the powers  granted the Board of  Directors  in Article IV of the
Corporation's  Articles of Incorporation,  and pursuant to Sections  2-105(c),
2-208 and 2-208.1 of the Maryland General Corporation Law ("MGCL"):

      FIRST: The Corporation has the authority,  pursuant to the Corporation's
Articles  Supplementary dated June 2, 1998, to issue  3,700,000,000  shares of
Common Stock into various Series and classes of such Common Stock.

      SECOND:  Pursuant  to  the  authority  contained  in  Article  IV of the
Articles of  Incorporation  of the  Corporation and Section 2-208 of the MGCL,
the  Board  of  Directors  hereby  reclassifies   100,000,000  authorized  but
unissued  shares of Common Stock that are not  classified or  designated  into any  Series as Shares of  Oppenheimer  International  Growth  Fund/VA  thereby increasing,  pursuant to Sections  2-105(c) and 2-208.1 of the MGCL, the Share
class of  Common  Stock  of  Oppenheimer  International  Growth  Fund/VA  from
150,000,000 Shares to 250,000,000 Shares.

      THIRD:  Immediately  before the increase,  the total number of shares of the  Corporation's  Common Stock  allocated to each series,  and each class of each series,  of the Corporation  that the Corporation has authority to issue, and their respective par value, is as follows:

                       Immediately Before the Increase

      Total number of shares of stock of all classes that the  Corporation has authority  to issue  immediately  before the  increase  of the Share  class of
Common Stock of  Oppenheimer  International  Growth  Fund/VA from  150,000,000
Shares to  250,000,000  Shares  is,  pursuant  to the  Corporation's  Articles
Supplementary dated June 2, 1998, April 27, 2000 and April 26, 2004:

      Three billion seven hundred million  (3,700,000,000)  shares,  par value
$0.001 per share, with an aggregate par value of $3,700,000 as follows:

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                                      Number of     Aggregate     Aggregate Par
                        Number of     Shares of     Par Value of  Value of
                        Shares of     "Service      "Share"       "Service
Series                  "Share"       Share"        Class per     Share" Class
                        Class         Class         Series        per Series
---------------------------------------------------------------------------------
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Government Securities
Portfolio                150,000,000     10,000,000     $ 150,000       $10,000
---------------------------------------------------------------------------------
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Total Return Portfolio  1,500,000,000    10,000,000    $1,500,000       $10,000
---------------------------------------------------------------------------------
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Growth Portfolio         500,000,000     10,000,000     $ 500,000       $10,000
---------------------------------------------------------------------------------
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Oppenheimer
International Growth     150,000,000     30,000,000     $ 150,000       $30,000
Fund/VA
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      The amount of shares  authorized  but  unissued  of Common  Stock of the
Corporation  that  have not been  classified  or  designated  as shares of any
Series immediately before the increase is reduced to 1,340,000,000 shares.

                        Immediately After the Increase

      Total number of shares of stock of all classes that the  Corporation has authority  to issue  immediately  after the  increase  of the  Share  class of
Common Stock of  Oppenheimer  International  Growth  Fund/VA from  150,000,000
Shares to  250,000,000  Shares  is,  pursuant  to the  Corporation's  Articles
Supplementary dated June 2, 1998, April 27, 2000 and April 26, 2004:

      Three billion seven hundred million  (3,700,000,000)  shares,  par value
$0.001 per share, with an aggregate par value of $3,700,000 as follows:

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                                        Number of                 Aggregate Par
                        Number of       Shares of   Aggregate     Value of
                        Shares of       "Service    Par Value of  "Service
Series                  "Share" Class   Share"      "Share"       Share" Class
                                        Class       Class per     per Series
                                                    Series
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Government Securities
Portfolio                   150,000,000   10,000,000    $ 150,000       $10,000
---------------------------------------------------------------------------------
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Total Return Portfolio                    10,000,000   $1,500,000       $10,000
                           1,500,000,000
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Growth Portfolio            500,000,000   10,000,000    $ 500,000       $10,000
---------------------------------------------------------------------------------
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Oppenheimer
International Growth        250,000,000   30,000,000    $ 250,000       $30,000
Fund/VA
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      The amount of shares  authorized  but  unissued  of Common  Stock of the
Corporation  that  have not been  classified  or  designated  as shares of any
Series immediately after the increase is reduced to 1,240,000,000 shares.

      FIFTH: The Corporation is registered as an open-end  investment  company under the Investment Company Act of 1940.

      SIXTH:  All  Classes  of a  particular  Series  of  Common  Stock of the
Corporation  shall  represent  the  same  interest  in  the  Series  and  have identical  voting,  dividend,  liquidation  and  other  rights  with any other
shares   of   Common   Stock  of  that   Series;   provided,   however,   that
notwithstanding anything in the charter of the Corporation to the contrary:

      (1)  Expenses   related  solely  to  a  particular  Class  of  a  Series
(including, without limitation,  distribution expenses under a Rule 12b-1 plan and  administrative  expenses under an  administration  or service  agreement, plan or other  arrangement,  however  designated) shall be borne by that Class and shall be  appropriately  reflected (in the manner  determined by the Board of Directors) in the net asset value, dividends,  distribution and liquidation rights of the shares of that Class and as further  described in the applicable prospectus,  statement  of  additional  information,  or  disclosure  document applicable to such Class or Series.

      (2) As to any matter with respect to which a separate  vote of any Class of a Series is  required  by the  Investment  Company  Act or by the  Maryland
General Corporation Law (including, without limitation,  approval of any plan, agreement or other  arrangement  referred to in  subsection  (1) above),  such requirement  as to a separate vote by that Class shall apply in lieu of Single
Class Voting,  and if permitted by the Investment  Company Act or the Maryland
General  Corporation  Law,  the  Classes  of more than one  Series  shall vote together  as a single  class  on any such  matter  which  shall  have the same effect  on each  such  Class.  As to any  matter  which  does not  affect  the interest of a particular Class of a Series,  only the holders of shares of the affected Classes of that Series shall be entitled to vote.

                                  * * * * *

            IN WITNESS  WHEREOF,  the  Corporation  has caused these  Articles
Supplementary  to be  signed in its name and on its  behalf  by its  Assistant
Secretary and witnessed by its Assistant Secretary on January 16, 2006.

WITNESS:                                  PANORAMA SERIES FUND, INC.

By:    /s/ Lisa I. Bloomberg               By:    /s/ Phillip Gillespie
Name:  Lisa I. Bloomberg                   Name:  Phillip Gillespie
Title: Assistant Secretary                Title: Assistant Secretary

      THE UNDERSIGNED,  Assistant Secretary of Panorama Series Fund, Inc., who
executed on behalf of the  Corporation  Articles  Supplementary  of which this certificate is made a part,  hereby  acknowledges in the name and on behalf of the Corporation the foregoing  Articles  Supplementary to be the corporate act of the Corporation  and hereby  certifies that the matters and facts set forth herein with respect to the  authorization and approval thereof are true in all material respects under the penalties of perjury.

                                          By:    /s/ Phillip Gillespie
                                          Name:  Phillip Gillespie
                                          Title: Assistant Secretary